Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in the Registration Statement on Form S-4 of Murdock Communications Corporation of our report dated October 11, 2002, accompanying the financial statements of Polar Molecular Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Registration Statement.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP

Denver, Colorado

May 12, 2003